Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Dec 31, 2001
Payment Date	Jan 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.895630%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2002 Dec 17, 2001 29
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	80,311,022	54,078,070	5,407,807	14,711,872
Previously unpaid interest/yield	0	0	0
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.115630%	2.495630%	2.895630%
Interest/Yield Payable on the Principal Balance	136,871	108,717	12,614
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	136,871	108,717	12,614
Interest/Yield Paid	136,871	108,717	12,614

Summary

Beginning Security Balance	80,311,022	54,078,070	5,407,807	14,711,872
Beginning Adjusted Balance	80,311,022	54,078,070	5,407,807
Principal Paid	3,372,382	2,270,781	227,078	649,894
Ending Security Balance	76,938,640	51,807,289	5,180,729	14,094,168
Ending Adjusted Balance	76,938,640	51,807,289	5,180,729
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	76,970,829	51,807,289	5,180,729
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			4,485,623
Ending OC Amount as Holdback Amount				14,094,168
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2143964	$0.7979532	$0.4955420
Principal Paid per $1000	$5.2825535	$16.6669382	$8.9206399